SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2015 (March 31, 2015)

Mountain High Acquisitions Corp.

(Exact name of registrant as specified in its charter)

Colorado	333-175825	27-3515499
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1624 Market Street, Suite 202 Denver, Colorado 80202

(303) 544-2115

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MOUNTAIN HIGH ACQUISITIONS CORP.

Form 8-K

Current Report

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 19, 2015, Mountain High Acquisitions Corp., a Colorado corporation (the “Company”) entered into a First Amendment to Share Exchange Agreement (“First Amendment to FSF Agreement”) with Freedom Seed & Feed, Inc., a Nevada corporation (“FSF”), and the controlling stockholders of FSF (the “FSF Shareholders”). The First Amendment, amends and modifies that certain Share Exchange Agreement entered into by and among the parties on March 31, 2015 (the “Original FSF Agreement”). The First Amendment has been entered into to reflect the following changes: (i) to increase the amount of shares to be received by FSF pursuant to the Original FSF Agreement from 29,429,000 restricted shares to 31,429,000 restricted shares and to modify the Exchange Ratio and any other such provision effected by the increased share amount; and, (ii) to reduce the amount of shares being cancelled by the Company’s former Chief Executive Officer and Director from 11,000,000 to 2,000,000 restricted shares.

For a more specific description of the terms and conditions of the First Amendment to FSF Agreement please refer to the First Amendment in its entirety, a copy of which has been filed herewith as Exhibit 2.03. The Original FSF Agreement was filed on Form 8-K with the SEC on April 7, 2015 and is hereby incorporated by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements.

(d)	Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
2.01	First Amendment to Share Exchange Agreement by and among the Company, the controlling stockholders of the Company, FSF, and the shareholders of FSF dated May 9, 2015 (1)

(1)	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN HIGH ACQUISITIONS CORP.
Date: May 26, 2015	By: /s/ Teri Vries
Teri Vries
Chief Executive Officer